UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree, MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 18, 2018, Haemonetics Corporation (the “Company”) entered into an office lease agreement (the “Lease”) with OPG 125 Summer Owner (DE) LLC (“Landlord”) for 62,066 rentable square feet of space located at 125 Summer Street, Boston, MA (the “Premises”). The Premises will serve as the Company’s new corporate headquarters and replace its existing location in Braintree, MA.
The term of the Lease is 152 months (including an initial 8 month free-rent period beginning on October 1, 2019) and will commence on the date that Landlord has substantially completed construction of the Premises’ warm shell and all tenant improvements, which is currently targeted as October 1, 2019. The Company has options to extend the initial term of the Lease for two additional five-year periods. Landlord has agreed to provide a tenant improvement allowance towards leasehold improvements, and the Company will be responsible for the cost of tenant improvements that exceed such allowance.
In addition to base rent, the Company will be responsible for certain operating expenses specified in the Lease, including a proportionate share of real estate taxes and other customary costs incurred by Landlord. The Lease also contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to cure certain breaches of its obligations under the Lease within a specified period of time. In addition, the Company will be obligated to indemnify the Landlord for certain losses incurred in connection with the Company's use and occupancy of the Premises.
The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ending December 29, 2018. A copy of the Company’s press release announcing its entry into the Lease and headquarters relocation to Boston is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: December 19, 2018	By:	/s/ Christopher Simon
	Name:	Christopher Simon
	Title:	President and Chief Executive Officer